October 26, 2012

The Dreyfus/Laurel Tax-Free Municipal Funds
200 Park Avenue
New York, NY 10166

Ladies and Gentlemen:

     We have acted as counsel to The Dreyfus/Laurel Tax-Free Municipal Funds, a business trust formed under the laws of the Commonwealth of Massachusetts (the “Trust”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of Post-Effective Amendment No. 67 (the “Post-Effective Amendment”) to the Trust’s registration statement on Form N-1A (File Nos. 33-43845; 811-3700) (the “Registration Statement”), registering an indefinite number of shares of beneficial interest in Dreyfus BASIC California Municipal Money Market Fund, Dreyfus BASIC Massachusetts Municipal Money Market Fund, and Dreyfus BASIC New York Municipal Money Market Fund, each a series of the Trust (the “Funds”), (the “Shares”) under the Securities Act of 1933, as amended (the “Securities Act”).

     This opinion letter is being delivered at your request in accordance with the requirements of paragraph 29 of Schedule A of the Securities Act and Item 28(i) of Form N-1A under the Securities Act and the Investment Company Act of 1940, as amended (the “Investment Company Act”).

     For purposes of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the prospectus and statement of additional information (collectively, the
“Prospectus”) filed as part of the Post-Effective Amendment;
(ii)	the Trust’s declaration of trust and bylaws in effect on the date of this opinion letter; and
(iii)	the resolutions adopted by the trustees of the Trust relating to the Post-Effective

Amendment, the establishment and designation of the Funds and the Shares, and the authorization for issuance and sale of the Shares.

     We also have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have also relied on a certificate of an officer of the Trust. We have not independently established any of the facts on which we have so relied.

The Dreyfus/Laurel Tax-Free Municipal Funds
October 26, 2012

     For purposes of this opinion letter, we have assumed the accuracy and completeness of each document submitted to us, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed, or photostatic copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have further assumed the legal capacity of natural persons, that persons identified to us as officers of the Trust are actually serving in such capacity, and that the representations of officers of the Trust are correct as to matters of fact. We have not independently verified any of these assumptions.

     Our opinions, as set forth herein, are based on the facts in existence and the laws in effect on the date hereof and are limited to the laws of the Commonwealth of Massachusetts and the provisions of the Investment Company Act that, in our experience, are applicable to equity securities issued by registered open-end investment companies. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (a) any other laws, (b) the laws of any other jurisdiction, or (c) the laws of any county, municipality, or other political subdivision or local governmental agency or authority.

     Based upon and subject to the foregoing, we are of the opinion that (1) the Shares to be issued pursuant to the Post-Effective Amendment, when issued and paid for by the purchasers upon the terms described in the Post-Effective Amendment, and the Prospectus, will be validly issued and (2) purchasers of Shares will have no obligation to make further payments for their purchase of Shares or contributions to the Trust or its creditors solely by reason of their ownership of Shares. In this regard, however, we note that the Trust is an entity of the type commonly known as a “Massachusetts business trust” and, under certain circumstances, shareholders of a Massachusetts business trust could be held personally liable for the obligations of the trust.

     This opinion is rendered solely in connection with the filing of the Post-Effective Amendment and supersedes any previous opinions of this firm in connection with the issuance of Shares. We hereby consent to the filing of this opinion with the Commission in connection with the Post-Effective Amendment and to the reference to this firm’s name in the statement of additional information that is being filed as part of the Post-Effective Amendment. In giving our consent we do not thereby admit that we are experts with respect to any part of the Registration Statement or

Prospectus within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ K&L Gates LLP